UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

AmeriCredit Automobile Receivables Trust 2005-C-F

(Exact name of registrant as specified in its charter)

Delaware	333-121120-04	55-0902222
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

c/o AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900
Fort Worth, TX 76102		76102
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (817) 302-7000

Former name or former address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written cummunications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

Information relating to distributions to Noteholders for the January 2006 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, and Class A-4 Asset Backed Notes (collectively, the “Notes”) issued by the Registrant.  The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer’s Certificate and the Servicer’s Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of August 17, 2005 between the Registrant, AFS Funding Trust, as Seller, AmeriCredit Financial Services, Inc., as Servicer and Wells Fargo Bank, N.A., as Backup Servicer and Trust Collateral Agent (the “Agreement”).

Item 9.01                                                 Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the January 2006 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2005-C-F

By:  AmeriCredit Financial Services, Inc., as Servicer

/s/	Chris A. Choate
Chris A. Choate
Executive Vice President,
Chief Financial Officer and Treasurer

February 10, 2006

EXHIBIT INDEX

Exhibit

99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the January 2006 Collection Period relating to the Notes issued by the Registrant.